Exhibit 23(b)


                                                  PRICEWATERHOUSECOOPERS
                                                  1 Embankment Place
                                                  London WC2N 6NN
                                                  Telephone +44 (0) 207 583 5000
                                                  Facsimile +44 (0) 207 822 4652




                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in TXU Corp.'s (formerly known as Texas Utilities Company) Registration Statement on Form S-3 of our report dated March 3, 1999 on the consolidated financial statements of TXU Europe Limited (formerly known as TXU Eastern Holdings Limited) and Subsidiaries, a wholly owned subsidiary of TXU Corp., as of December 31, 1998 and for the period from formation (February 5, 1998) through December 31, 1998 appearing in the Annual Report on Form 10-K of TXU Corp. for the year ended December 31, 1999. We also consent to the references to us under the heading "Experts and Legality" in such Registration Statement.


/s/ PricewaterhouseCoopers

PricewaterhouseCoopers
London, England
November 6, 2000